Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of PureDepth, Inc. do hereby certify that:

(a) the quarterly report on Form 10-Q of PureDepth, Inc. for the three and nine months ended October 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PureDepth, Inc.

Dated:  December 12, 2008

/s/ Andrew L. Wood

Mr. Andrew L. Wood, Chief Executive Officer and Director

/s/ Jonathan J. McCaman

Mr. Jonathan J. McCaman, Chief Financial Officer and Secretary